UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2011

CALYPSO WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-08497	13-5671924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4801 Woodway Dr., Suite 300E, Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 936-3560

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

Calypso Wireless, Inc. ("Calypso") (CLYW) has announced that its Board of Directors and Drago Daic and Jimmy Williamson, PC have approved the settlement of the litigation pending in the 333rd Judicial District Court of Harris County, Texas between Calypso, on the one hand, and Drago Daic and Jimmy Williamson, PC on the other.  The settlement is subject to finalization of a formal settlement agreement that will vacate the prior December 8, 2006 judgment in favor of Drago Daic.  Under the terms agreed to by the parties, Calypso will have the sole and immediate right to exploit the Company's patents and technical development rights in the United States and Mr. Daic will have the sole right to exploit the Company's patents and technical development rights throughout the rest of the world.  In addition, Calypso will pay Mr. Daic 28% of the gross recovery (less specified expenses), if any, received by Calypso from its current pending litigation with T Mobile.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CALYPSO WIRELESS, INC.

DATED: August 19, 2011	By:	/s/ Cristian C. Turrini
Cristian C. Turrini
Chairman, CEO & President